UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2013

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33201	82-0538520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800 Denver, CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Notes Offering

On October 9, 2013, DCT Industrial Operating Partnership LP (the “Operating Partnership”), the operating partnership of DCT Industrial Trust Inc. (the “Company”), issued $275.0 million aggregate principal amount of its 4.500% Senior Notes due 2023 (the “Notes”). The Notes were issued by the Operating Partnership at an initial offering price of 99.038% of their face value.

The net proceeds of this offering are estimated to be approximately $269.6 million after deducting the discount of the initial purchasers of the Notes (collectively, the “Initial Purchasers”) and estimated offering expenses. The Operating Partnership intends to use the net proceeds of the offering to repay existing indebtedness, including a $175.0 million senior unsecured term loan maturing in February 2015, $50.0 million of senior unsecured notes maturing in January 2014 and borrowings under the Operating Partnership’s revolving credit facility, and for general corporate purposes. The offer and sale of the Notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Operating Partnership offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Initial Purchasers have agreed to resell the Notes to qualified institutional buyers in the United States pursuant to the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons located outside the United States in reliance on Regulation S under the Securities Act.

The terms of the Notes are governed by an indenture, dated as of October 9, 2013, by and among the Company, the Operating Partnership and all of our wholly owned subsidiaries that guarantee borrowings under the Operating Partnership’s revolving credit facility (the “Subsidiary Guarantors”), and U.S. Bank National Association, as trustee (the “Indenture”). The Notes mature on October 15, 2023, and accrue interest at a rate of 4.500% per annum, payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2014.

The Notes will be initially guaranteed by the Company and the Subsidiary Guarantors. In addition, the Operating Partnership will cause any consolidated subsidiary (including any future subsidiary) that guarantees indebtedness of the Operating Partnership for money borrowed in an amount greater than $5.0 million at any time after the issuance of the Notes to also guarantee the Notes. The guarantors will jointly and severally guarantee the Operating Partnership’s obligations under the Notes, on a senior unsecured basis. A guarantor will be automatically released from its guarantee if, among other things, it ceases to guarantee the Operating Partnership’s indebtedness for money borrowed in an amount greater than $5.0 million.

Prior to July 17, 2023, the Operating Partnership may redeem the Notes, in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, the Operating Partnership will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption). Notwithstanding the foregoing, if the Notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

The Indenture contains certain covenants that, among other things, limit the Operating Partnership’s and its subsidiaries’ ability to incur secured and unsecured indebtedness if not in compliance with the following financial covenants: (1) a total leverage ratio not to exceed 60%, (2) a secured debt leverage ratio not to exceed 40% and (3) a fixed charge coverage of at least 1.50. In addition, the Operating Partnership is required to maintain at all times total unencumbered assets of not less than 150% of the aggregate outstanding principal amount of its unsecured debt.

In connection with the issuance and sale of the Notes, the Company, the Operating Partnership and the Subsidiary Guarantors also entered into a registration rights agreement with J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, in their capacity as representatives of the Initial Purchasers, dated as of October 9, 2013 (the “Registration Rights Agreement”).

Under the Registration Rights Agreement, the Operating Partnership agreed to use commercially reasonable efforts to complete an exchange offer registered under the Securities Act pursuant to which the Operating Partnership will offer to issue new exchange notes containing terms identical to the Notes (except that the new exchange notes will not be subject to transfer restrictions or any increase in annual interest rate) in exchange for the Notes. The Operating Partnership also agreed, if it determines that a registered exchange offer is not available or specified other circumstances occur, to use commercially reasonable efforts to file and have become effective a shelf registration statement relating to resales of the Notes. The Operating Partnership will be obligated to pay additional interest of up to 0.50% per annum on the Notes if it does not complete the exchange offer within 270 days after the issue date of the notes and in other specified circumstances.

Copies of the Indenture, the form of the Notes and the Registration Rights Agreement are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference. The foregoing descriptions of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Indenture, the form of the Notes and the Registration Rights Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description of Exhibits
+4.1	Indenture, dated as of October 9, 2013, among the Company, the Operating Partnership, the Subsidiary Guarantors and U.S. Bank National Association, as trustee.

+4.2	Form of 4.500% Senior Notes due 2023 (attached as Exhibit A to Indenture filed as Exhibit 4.1 hereto).

+4.3	Registration Rights Agreement, dated as of October 9, 2013, among the Company, the Operating Partnership, the Subsidiary Guarantors, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers.

+ Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

By:	/s/ John G. Spiegleman
Name:	John G. Spiegleman
Title:	Executive Vice President and General Counsel

Date: October 15, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
+4.1	Indenture, dated as of October 9, 2013, among the Company, the Operating Partnership, the Subsidiary Guarantors and U.S. Bank National Association, as trustee.

+4.2	Form of 4.500% Senior Notes due 2023 (attached as Exhibit A to Indenture filed as Exhibit 4.1 hereto).

+4.3	Registration Rights Agreement, dated as of October 9, 2013, among the Company, the Operating Partnership, the Subsidiary Guarantors, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers.

+ Filed herewith.

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